UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Aspira Women's Health Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34810	33-0595156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building III Suite 100
Austin, Texas		78738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 519-0400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2024, Aspira Women's Health Inc. (the "Company") entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the holder (the “Holder”) of (i) a warrant to purchase 311,111 shares of common stock of the Company "the "Common Stock") dated August 22, 2022 (the “August 2022 Warrant”) and (ii) a warrant to purchase 1,400,000 shares of Common Stock dated January 26, 2024 (the “January 2024 Warrant”) pursuant to which the Holder agreed to exercise in cash the August 2022 Warrant and the January 2024 Warrant at a reduced exercise price of $1.25 per share (reduced from $4.13 per share for the August 2022 Warrant and $4.13 for the January 2024 Warrant), for gross proceeds to the Company of approximately $2.14 million. As an inducement to such exercise, the Company agreed to issue to the Holder unregistered warrants (the “New Warrants”) to purchase up to 2,566,667 shares of Common Stock at an exercise price of $1.36, immediately exercisable upon issuance, for a term of five years.

The shares of Common Stock issuable upon exercise of the August 2022 Warrant are registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252267), which was filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2021 and declared effective by the SEC on January 28, 2021, and prospectus supplement related thereto. The shares of Common Stock issuable upon exercise of the January 2024 Warrant are registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-278543), which was filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2024 and declared effective by the SEC on April 11, 2024.

Notwithstanding the foregoing, in the event that a warrant exercise would cause the Holder to exceed the beneficial ownership limitation set forth in the New Warrants, the Company shall only issue such number of shares that would not cause the Holder to exceed the maximum amount permitted thereunder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations. In the event that the shares underlying the New Warrants are not subject to an effective registration statement at the time of exercise, the New Warrants may be exercised on a cashless basis at any time after the issuance date.

In connection with the transactions contemplated in the Warrant Inducement Agreement (the “Inducement Transaction”), the Company entered into a financial advisory agreement (the “Financial Advisory Agreement”) with A.G.P./Alliance Global Partners (”A.G.P.). Pursuant to the terms of the Financial Advisory Agreement, A.G.P. will receive a $150,000 cash fee. Additionally, the Company agreed to reimburse A.G.P. for its documented accountable legal expenses.

The Inducement Transaction is expected to close no later than August 1, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use these net proceeds received from the Inducement Transaction for general working capital and general corporate purposes.

The terms of the Warrant Inducement Agreement require the Company to file a registration statement registering the shares underlying the New Warrants for resale (“Resale Registration Statement”) no later than August 30, 2024 and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective within 60 calendar days following the filing thereof.

The Company further agreed that until sixty (60) days after the closing date of the Inducement Transaction, it will not (other than in connection with limited enumerated exceptions) (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Warrant Inducement Agreement. The Company is further prohibited from entering into any “variable rate transaction” for a period of six months from the effective date of the Resale Registration Statement.

The Warrant Inducement Agreement also contains customary representations and agreements, including a provision for liquidated damages owed by the Company in the event that the shares underlying the New Warrants are not timely delivered upon future exercises of the New Warrants.

The New Warrants contain (i) customary stock-based anti-dilution protection, (ii) a cashless exercise provision in the event the shares underlying the New Warrants are not registered for resale at the time of exercise, (iii) beneficial ownership limitations that may be waived at the option of the Holder upon 61 days’ notice to the Company, (iv) a put right granting the Holder the right to require the Company or its successor to redeem the New Warrants in cash for their Black-Scholes value in the event of a Fundamental Transaction (as defined in the New Warrants) and (v) other customary provisions for warrants of this type.

The foregoing descriptions of the form of Warrant Inducement Agreement, form of New Warrant, and Financial Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Warrant Inducement Agreement, form of New Warrant, and Financial Advisory Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1 and 99.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The New Warrants described in Item 1.01 above will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and, along with the shares of Common Stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant

10.1	Form of Warrant Inducement Agreement

99.1	Financial Advisory Agreement, dated July 31, 2024, by and between Aspira Women’s Health Inc. and A.G.P./Alliance Global Partners.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date:	July 31, 2024	By:	/s/ Nicole Sandford
Nicole Sandford Chief Executive Officer